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                                                                    EXHIBIT 99.1



                        (APACHE CORPORATION LETTERHEAD)



CONTACTS:

(Media)          Debbie Siegfried          (713) 296-6218
                 Tony Lentini              (713) 296-6227
(Investor)       Robert Dye                (713) 296-6662

                                                           FOR IMMEDIATE RELEASE



                        APACHE NAMES NEW CFO, TREASURER


         HOUSTON (MARCH 7, 1996) -- APACHE CORPORATION TODAY ANNOUNCED THE PROMOTIONS OF MARK JACKSON TO VICE PRESIDENT AND CHIEF FINANCIAL OFFICER AND MATT DUNDREA TO TREASURER.

         JACKSON JOINED APACHE IN 1988 AS VICE PRESIDENT AND CONTROLLER AND IN 1994 WAS APPOINTED VICE PRESIDENT, FINANCE. AFTER GRADUATING FROM OKLAHOMA CHRISTIAN UNIVERSITY IN 1978, HE WORKED FOR THE NATIONAL ACCOUNTING FIRM, ERNST & YOUNG, SPECIALIZING IN OIL AND GAS, AND LATER HELD POSITIONS WITH DIAMOND SHAMROCK AND MAXUS ENERGY CORPORATION. A CERTIFIED PUBLIC ACCOUNTANT, JACKSON IS A MEMBER OF THE FINANCIAL EXECUTIVES INSTITUTE.

         PRIOR TO HIS PROMOTION, DUNDREA WAS ASSISTANT TREASURER AT APACHE. AFTER EARNING A BACHELOR'S DEGREE FROM RIDER UNIVERSITY (1975) AND AN MBA FROM COLUMBIA UNIVERSITY (1977), HE WORKED FOR MOBIL OIL AND OCCIDENTAL PETROLEUM AND IN 1982 JOINED UNION TEXAS PETROLEUM, WHERE HE SPENT THE NEXT 12 YEARS. HE IS A MEMBER OF THE TREASURY MANAGEMENT ASSOCIATION AND IS A MEMBER AND PAST OFFICER OF THE HOUSTON TREASURY MANAGEMENT ASSOCIATION. DUNDREA SUCCEEDS CLYDE MCKENZIE, WHO HAS ACCEPTED A POSITION IN DENVER.

         APACHE CORPORATION, WITH OPERATIONS IN NORTH AMERICAN AND ABROAD, IS ONE OF THE NATION'S LARGER GAS AND OIL INDEPENDENTS. ITS SHARES ARE TRADED ON THE NEW YORK AND CHICAGO EXCHANGES UNDER THE TICKER SYMBOL APA.

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